EXHIBIT 99.1

Midway Drills Best Gold Intercept To-Date at Pan Project, Nevada

June 13, 2011

Denver, Colorado– Midway Gold Corp. ("Midway" or the "Company") (MDW:TSX-V; MDW:NYSE-AMEX) announces drill hole PN11-09 contained the longest and highest grade gold intercept yet encountered at its 100 percent controlled Pan Project, White Pine County, Nevada. This 30 meter intercept of 3.15 grams per tonne (gpt) gold includes a zone of 13.7 meters of 5.79 gpt gold which also includes a 1.5 meter interval of 10.1 gpt gold.

Drill hole PN11-09 is part of a reverse circulation (RC) drill program designed to expand the South Pan resource. Due to the unusually high grade assays and to confirm the initial results, sample rejects for the entire interval were re-assayed along with a new set of standard and blank samples. Results gave excellent reproducibility with the average grade of the interval proving to be identical for both sets of assays.  This new intercept is located about 115 meters from drill hole PN10-03c which bottomed in 6.4 meters averaging 1.5 gpt gold (see Midway press release dated November 8, 2010).

Midway currently has one RC rig operating at Pan and to date in 2011, has completed approximately 7,200 meters in 28 RC holes. Gold assays received to date are summarized in the table below.  Additional intercepts east of South Pan include 126.5 meters of 0.55 gpt gold in PN11-07 and 100 meters of 0.38 gpt gold in PN11-05. North of South Pan, intercepts include 71 meters of 0.45 gpt gold in PN11-12,  19.8 meters of 0.93 gpt gold in PN11-14, and 59 meters of 0.72 gpt gold in PN11-30. Drill holes PN11-17 to PN11-21 were condemnation holes drilled to test for mineralization beneath proposed mine facilities to depths of 250-450 meters. As expected, these condemnation holes did not find significant gold mineralization, therefore the  area is confirmed suitable for locating the leach pad and associated production facilities. Drilling is also scheduled at North Pan this year where the current gold resource appears to remain open in all directions.

“The expansion of mineralization at South Pan from step out drilling to the east and north may have a positive impact on our mine design at Pan,” said Ken Brunk, President and COO of Midway. “Further data evaluation and additional drilling will be needed to quantify the impact. Meanwhile, our team of engineers continue to advance the Feasibility Study currently underway to aggressively move the project toward our planned 2013 production target.”

In addition to on-going geologic activities, several engineering programs are underway to support the Pan Feasibility Study. This includes detailed engineering of the leach pad facilities, final geo-technical design, metallurgical optimization, equipment selection, detailed mine design, design of utilities and ancillary support facilities, detailed man-power planning, and project execution scheduling, including construction methodologies and attendant schedules. The environmental team is completing the final phases of the Plan of Operations which will be submitted to the Bureau of Land Management, the project’s lead agency, in the coming weeks.

PAN PROJECT DRILL INTERCEPTS
		Starting	Length	Grade	Starting	Length	Grade
Drill hole	Area	From(m)	meters	(gpt)	From(ft)	Feet	(opt)

PN11-01	S Pan	25.9	76.2	1.371	85	250	0.040
PN11-02	S Pan	0.0	170.7	0.720	0	560	0.021
PN11-03	S Pan	62.5	30.5	0.55	205	100	0.016
PN11-04	S Pan	170.7	6.1	0.34	560	20	0.010
		182.9	3.0	0.27	600	10	0.008
		207.3	3.0	0.17	680	10	0.005
PN11-05	S Pan	71.6	21.3	0.14	235	70	0.004
		99.1	100.6	0.38	325	330	0.011
PN11-06	S Pan	96.0	10.7	0.27	315	35	0.008
		141.7	15.2	0.89	465	50	0.026
		166.1	19.8	0.62	545	65	0.018
PN11-07	S Pan	54.9	126.5	0.55	180	415	0.016
PN11-08	S Pan	77.7	79.2	0.65	255	260	0.019
		164.6	12.2	0.31	540	40	0.009
PN11-09	S Pan	146.3	30.5	3.15	480	100	0.092
includes		157.0	13.7	5.79	515	45	0.169
PN11-10	S Pan	112.8	10.7	0.17	370	35	0.005
		184.4	7.6	0.21	605	25	0.006
		199.6	15.2	0.21	655	50	0.006
PN11-11	S Pan	no significant intercept
PN11-12	S Pan	109.7	71.6	0.45	360	235	0.013
PN11-13	S Pan	157.0	24.4	0.21	515	80	0.006
PN11-14	S Pan	131.1	19.8	0.93	430	65	0.027
PN11-15	S Pan	0.0	18.3	0.31	0	60	0.009
		65.5	10.7	0.41	215	35	0.012
PN11-16	S Pan	120.4	22.9	0.48	395	75	0.014
PN11-17	Facilities	Condemnation hole			no significant intercept
PN11-18	Facilities	Condemnation hole			no significant intercept
PN11-19	Facilities	Condemnation hole			no significant intercept
PN11-20	Facilities	Condemnation hole			no significant intercept
PN11-21	Facilities	Condemnation hole			no significant intercept

Notes:
Assays are 30 gram fire assays conducted by ALS Chemex labs in Sparks, Nevada.  Reverse circulation drilling was conducted by O’Keefe Drilling of Butte, Montana.  Intercepts reported using a 0.14 gpt cut off.  Intercepts are along the length of the hole and may not represent true mineralized widths.

This news release has been reviewed and approved by William S. Neal (M.Sc. and CPG), Vice President of Geological Services, and a “qualified person” as that term is defined in National Instrument 43-101.

ON BEHALF OF THE BOARD
“Kenneth A. Brunk”
Kenneth A. Brunk, President and COO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate mines in a manner accountable to all stakeholders while producing an acceptable return to its shareholders.  For more information about Midway, please visit our website at www.midwaygold.com or contact R.J. Smith, Vice President of Administration, at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans for the Pan project and resource and reserve estimates. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans for the Pan project, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

Cautionary note to U.S. investors concerning estimates of reserves and resources: This press release and the technical report referred to in this press release use the terms "resource", "reserve", "measured resources", "indicated resources" and "inferred resources", which are terms defined under Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. Estimates of mineral reserves in this press release and in the technical report referred to in this press release have been prepared in accordance with NI 43-101 and such definitions differ from the definitions in U.S. Securities and Exchange Commission ("SEC") Industry Guide 7. Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. Mineral resources are not mineral reserves and do not have demonstrated economic viability. We advise investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves as defined in the SEC's Guide 7. In addition, "inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures. It cannot be assumed that all or any part of mineral deposits in any of the above categories will ever be upgraded to Guide 7 compliant reserves. Accordingly, disclosure in this press release and in the technical reports referred to in this press release may not be comparable to information from U.S. companies subject to the reporting and disclosure requirements of the SEC.